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                                                                      EXHIBIT 32

SECTION 1350 CERTIFICATIONS

Darrin J. Campbell, Chief Executive Officer and Peter T. Reno, Vice President and Interim Chief Financial Officer of Anchor Glass Container Corporation, hereby certify that:

      1. The annual report of the registrant on Form 10-K for the year ended December 31, 2004 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

      2. The information contained in the annual report fairly presents, in all material respects, the financial condition and results of operations of the registrant as of the dates and for the periods expressed in the annual report.

Date:  March 29, 2005

/s/ Darrin J. Campbell
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Name: Darrin J. Campbell
Title:  Chief Executive Officer

/s/ Peter T. Reno
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Name: Peter T. Reno
Title:  Vice President and Interim Chief Financial Officer